INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2508
CINCINNATI, OH 45201
                                          Employer Identification Number
Date:    December 8, 1997                                          68-0306514
                                          DLN:
BEDFORD PROPERTY INVESTORS INC                    17007113180007
C/O KEVIN MOORE                           Person to Contact:
LAWRENCE JOHNSON & ASSOC                          DAVID BECKERMAN
1901 HARRISON ST. STE 1400                Contact Telephone Number:
OAKLAND, CA 94612                                 (213) 725-2531
                                          Plan Name:
                                                  BEDFORD PROPERTY INVESTORS,
                                                  INC.
                                                  401(K) PLAN
                                          Plan Number: 001

Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See Section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statues.

         This determination letter is applicable for the amendment(s) adopted on 7/10/96.

         This determination letter is applicable for the plan adopted on 7/31/95.

         This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

         This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

         This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

         This plan satisfies the nondiscriminatory current availability requirements of section 1.40a(a)(4)- 4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

         This plan also satisfies the requirements of section 1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights, or features for which you have provided information.

         Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103- 465 and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

         Based on the information supplied, we have determined that your plan meets the requirements of section 401(k) of the Internal Revenue Code.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                               Sincerely yours,


                                               /s/ David Beckerman
                                               ---------------------------------
                                               District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
   for Employee Benefit Plans


                                                              Letter 835 (DO/CG)